Exhibit 16.1

April 30, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read the Form 6-K of Luokung Technology Corp. dated April 30, 2024. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ MSPC Certified Public Accountants and Advisors

New York, NY